UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 689-4300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 20, 2016, Commercial Metals Company (“CMC”) announced the commencement of two concurrent tender offers (each, an “Offer”): (1) an offer to purchase for cash up to $100,000,000 aggregate principal amount, subject to increase, of CMC’s outstanding 6.50% Senior Notes due 2017 (the “2017 Notes”) and (2) an offer to purchase for cash up to $100,000,000 aggregate principal amount, subject to increase, of CMC’s 7.35% Senior Notes due 2018 (the “2018 Notes” and, together with the 2017 Notes, the “Notes”). The purchase price per $1,000 principal amount of the Notes will be determined with respect to each Offer in accordance with a modified “Dutch Auction” procedure on the terms and conditions set forth in CMC’s Offer to Purchase dated January 20, 2016.

A copy of the press release announcing the Offers, which describes the Offers in greater detail, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 20, 2016, issued by Commercial Metals Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2016

COMMERCIAL METALS COMPANY

By:	/s/ Paul Kirkpatrick
	Name:	Paul Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 20, 2016, issued by Commercial Metals Company.